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                                                                      Exhibit 99
                                                                      ----------

[ITC/\DeltaCom logo]



FOR IMMEDIATE RELEASE


Investor Contacts:
Douglas A. Shumate                  Mary A. Edwards
Senior Vice President               Manager
Chief Financial Officer             Investor Relations
706-385-8189                        706-385-8016
dshumate@itcdeltacom.com            medwards@itcdeltacom.com
------------------------            ------------------------

Media Contact:
Monty Vest
Sr. Manager
Marketing Communications
256-382-3949
mvest@itcdeltacom.com
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             ITC/\DELTACOM AND BELLSOUTH REACH IMPORTANT SETTLEMENT
               Settlement Addresses Reciprocal Compensation Rates

          West Point, GA (October 2, 2000) - After many months of negotiations, rulings from state authorities, and an improving relationship with BellSouth, ITC/\DeltaCom, Inc. (NASDAQ/NMS: ITCD) announced today that it has reached a settlement with BellSouth (NYSE: BLS) of ITC/\DeltaCom's long-standing dispute over BellSouth's payment of reciprocal compensation for local calls placed by customers of BellSouth and terminated to customers of ITC/\DeltaCom, including calls terminated to ITC/\DeltaCom's Internet service provider customers. In previous state rulings, the Tennessee Regulatory Authority, Georgia Public Service Commission, Alabama Public Service Commission, and North Carolina Utilities Commission each ruled in favor of ITC/\DeltaCom's requests for reciprocal compensation and broader access to BellSouth's collocation services. The Tennessee Regulatory Authority's ruling also established financial consequences in the event BellSouth failed to perform its obligations in

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accordance with established performance measures. Based on these precedent-
setting rulings and the companies desire to reach mutually acceptable terms concerning reciprocal compensation, this settlement was reached.

          "This settlement will eliminate any uncertainty related to ITC/\DeltaCom's receipt of reciprocal compensation from BellSouth, both for past periods and through 2002, and allows investors to view reciprocal compensation as a non-issue as it relates to ITC/\DeltaCom for these periods. In addition, the settlement agreement injects a substantial amount of capital into our business and provides an opportunity to recover the costs of terminating this traffic," said Douglas A. Shumate, senior vice president and chief financial officer.

          The agreement settles all previous amounts due to ITC/\DeltaCom at rates consistent or in excess of amounts previously recognized by ITC/\DeltaCom as revenue, as well as establishes rates for all local traffic on ITC/\DeltaCom's network for 2001 and 2002. The terms of the settlement agreement are not subject to modification by changes in law or subsequent FCC, court, or state commission decisions.

          Under the settlement agreement, BellSouth agreed to make an initial prepayment of certain amounts expected to be billed by ITC/\DeltaCom in 2001. In addition, the agreement resolves compensation issues related to Multiple Tandem Access and compensation for local interconnection trunks and facilities, which will assist ITC/\DeltaCom in expediting the closure of current interconnection agreement arbitrations related to those issues.

          "We are very pleased to have reached this settlement agreement with BellSouth. We continue to place great importance on the need to have a positive relationship with one of our largest vendors," commented Andrew M. Walker, vice chairman, chief executive officer, and president of ITC/\DeltaCom. "We have been very pleased with the recent executive focus and commitments that BellSouth has made in eliminating these remaining operating issues. The elimination of this very contentious regulatory dispute will allow us to focus on the continued improvement of the operating nature of our relationship with BellSouth," Walker added.

          ITC/\DeltaCom's Current Report on Form 8-K, filed with the Securities and Exchange Commission, contains additional information about ITC/\DeltaCom's settlement with BellSouth.

About ITC/\DeltaCom

     ITC/\DeltaCom, headquartered in West Point, Georgia, provides integrated telecommunications services to mid-sized and major businesses in the southern United States, and is a leading regional provider of broadband transport
services to other communications companies.   ITC/\DeltaCom operates 35 branch
locations in nine states, and its 10-state, approximately 8,530 mile fiber optic
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network reaches over 115 points of presence. For additional information about
ITC/\DeltaCom or e/\deltacom, visit the companies' web sites at www.itcdeltacom.com and www.edeltacom.com. ITC/\DeltaCom has interconnection agreements with BellSouth, GTE, Sprint and SBC Communications for resale and access to unbundled network elements, and is a certified Competitive Local Exchange Carrier (CLEC) in all nine BellSouth states, Arkansas and Texas.

                                   * * * * *

Statements contained in this news release regarding expected financial results, network deployment, product design and implementation, ITC/\DeltaCom's business strategy and other planned events and expectations are forward-looking statements that involve risk and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITC/\DeltaCom with the Securities and Exchange Commission, including ITC/\DeltaCom's annual report on Form 10-K filed on March 30, 2000, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, which are discussed in ITC/\DeltaCom's filings under the heading "Risk Factors," include dependence on new product development, rapid technological and market change, and risks related to future growth and rapid expansion. Other important risks factors that could cause actual events or results to differ from those contained in or implied by the forward-looking statements include, without limitation, delays or difficulties in deployment and implementation of products, inability to meet product installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITC/\DeltaCom's control. ITC/\DeltaCom undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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